UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

303-892-8715

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, Par Value $0.01	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.Material Impairments

On September 28, 2026, the Board of Directors and management of National Bank Holdings Corporation (the “Company”) concluded that NBH Bank (the “Bank”), a wholly owned subsidiary of the Company, expects to incur material impairments on specifically identified commercial loans, primarily within the franchise and healthcare industries, related to certain credit events impacting the third quarter. Management is assessing the remaining collateral and will charge down the loans to the estimated value of the remaining collateral. The relationships have an aggregate outstanding principal balance of $65.0 million and will be reserved or charged down to an estimated aggregate balance of $18.2 million.  As a result of the write downs and specific reserves on these loans during the quarter, the Bank expects to incur an estimated $46.8 million of charge-offs, resulting in provision expense in the range of $38.0 million to $40.0 million for the three months ended September 30, 2026.

In addition to the loan impairments, the Company expects to recognize a $4.0 million impairment charge related to one of its FinTech partnership investments, which is classified within non-marketable securities in the Company’s Consolidated Statements of Financial Condition. The impairment charge will reduce the Company’s non-interest income for the quarter.

The impairments described above are expected to reduce the Company’s after-tax earnings by approximately $32.0 million to $34.0 million, or $0.72 to $0.76 per diluted share, for the three and nine months ended September 30, 2026.

Item 8.01.Other Events

On September 30, 2026, the Board of Directors of the Company approved an additional authorization to repurchase up to $40.1 million of the Company's Class A common stock. This authorization is in addition to $59.9 million remaining under the Company's existing share repurchase authorization. Following approval of the additional authorization, the Company will have aggregate repurchase authority of $100.0 million. Repurchases may be made from time to time in open market transactions, in privately negotiated transactions, through Rule 10b5-1 plans, or by other means in accordance with applicable securities laws. The authorization has no expiration date and may be modified, suspended, or terminated at any time.

As of the close of business on September 30, 2026 the Company had 44,285,618 shares of Class A Common Stock outstanding, excluding 813,990 shares of restricted Class A common stock issued but not yet vested.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important known and unknown risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, changes in one or more borrowers’ ability to repay amounts due under loans, the unpredictability of litigation with respect to such loans, which litigation may further affect certain impairment calculations, and the realizable value (and the extent of expenses to realize such value) of related collateral, including the risk that the value of such collateral will decrease, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), and other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this report and are expressly qualified in their entirety by the cautionary statements set forth herein and in the reports with the SEC identified above, which you should read in their entirety before making any investment or other decision with respect to the Company’s securities. The Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer and General Counsel